Exhibit 99.1
Capturing the Therapeutic Potential of Bone Marrow Stem Cells Investor Presentation June, 2006 (Nasdaq:ASTM)

This presentation contains forward-looking statements, including, without limitation, statements concerning product-development objectives and anticipated timing, clinical trial strategies, timing and expected results, potential market opportunities and revenue models, market development plans, anticipated key milestones and potential advantages and applications of Tissue Repair Cells (TRCs), which involve certain risks and uncertainties. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the results obtained from clinical trials and development activities, regulatory approval requirements, competitive conditions and availability of resources. These and other significant factors are discussed in greater detail in Aastrom's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. SAFE HARBOR

Overview Pipeline of autologous tissue regeneration products in clinical development Proprietary bone marrow stem, progenitor and stromal cell technology: Tissue Repair Cells ("TRCs") Proprietary manufacturing platform for regulatory compliance Clinical trials and development programs in orthopedics, peripheral vascular and cardiac tissue disorders Positive clinical results for bone marrow transplants and bone repair Established centralized cell manufacturing facilities in Germany and U.S. Comprehensive patent estate for bone marrow stem cells and manufacturing devices

Bone Marrow Stem Cells Generate Tissue Therapy requires a Large Number of bone marrow stem cells Normal Tissue Maintenance Tissue Trauma or Disease Native cells are potent in small numbers in the body

The TRC Advantage Opportunity for TRCs as a regenerative treatment

TRC Production Process Small aspirate from patient Office procedure TRCs regenerate human tissues 225 patients treated to date TRCs produced in AastromReplicell(r) System Centralized GMP manufacturing facility Autologous stem cell product in 12 days

Commercialization Model Bone Grafting Vascular Osteonecrosis REGULATORY Biologic (BLA) Engineered Tissue Pharmaceutical EMEA FDA Japan

Clinical Development Pipeline



CLINICAL
RESEARCH
PRECLINICAL
PHASE I/II
Proof of Concept
Multi-Center
REGISTRATION
BONE
Bone Grafting
• Long Bone Fractures
• Jaw Bone Reconstruction
• Spine Fusion
Osteonecrosis – Hip
[Orphan Drug Designation]
VASCULAR TISSUE
Diabetic Limb Ischemia
Cardiac Repair
JOINTS
Joint Repair
Completed
Active

8

TRC Development Strategy Rationale Market with multiple areas of use May offer earliest/safest market entry for TRCs Strategy Complete Phase I/II trials for 3 types of bone Select single indication for registration trial Niche market for severe injury/problem where current care standards failed or are limited Bone Graft Indication

TRC Clinical Trial - Bone Grafting Patients who had failed to heal after one or more standard of care treatments Phase I/II trial completed (6 treatments) 6/6 positive for bone growth; healing and safety Multi-center study ongoing in U.S. (36 patients) Positive interim results reported for first 7 patients 7/7 healed by 6 months and 4/7 by 3 months Completed accruals Q2 CY2006 Additional interim results expected in Q3-4 CY2006 Non-Union Fracture Indication

TRCs for Bone Grafting Non-Union Fracture Indication

Non-Union Fracture Trial * Clinical Situation: Non-union fracture of humerus which failed fixation and autograft (> 8 months) Candidate Patient X-Rays * Point of Fracture

Non-Union Fracture Trial Fracture Site with Previous Fixation Removed

Non-Union Fracture Trial TRCs and Matrix Applied at Fracture Site TRCs and Matrix

TRC Non-Union Fracture Trial Patient Recovery Fracture Site 5 Month 12 Month

TRC Clinical Trial - Bone Grafting Spine Fusion Indication IND approved for lead U.S. trial Posterolateral lumbar spine fusion (PLF) 5 patients to be evaluated for safety before expanding to multi-centers EU trial (lead center) expected Q3-4 CY2006 Transforaminal lumbar interbody spine fusion (TLIF) 10 patients for safety and fusion success Plan to finalize a registration trial protocol from experience in the lead trials

TRC Development Strategy Rationale Up to 20,000 patients in U.S. with limited therapeutic options Necrosis of bone, marrow and vascular tissues Leads to collapse of bone TRC capability to generate all 3 tissues Other Factors Orphan market opportunity Strategy Obtained Orphan Drug Designation from FDA Initiate Phase I/II trial: CY2006 Milestone Expand to multi-centers; targeting as a registration trial Osteonecrosis

TRCs for Vascular Tissue Critical Limb Ischemia Indication

TRCs for Peripheral Vascular Tissue Regeneration of Blood Vessels in Ischemic Limbs Sources: U.S. Census 2000; United Nations 2002 World Population Report; Weitz JI, Byrne J, Clagett P, et al. Diagnosis and Treatment of Chronic Arterial Insufficiency of the Lower Extremities: A Critical Review. Circulation 1996; 94: 3026-49. [Data: U.S., EU and Japan] Patients with Peripheral Arterial Disease > 13 Million Patients needing Surgical Intervention > 2 Million Amputations > 400,000 Target Market for TRCs

TRC Development Strategy Rationale Large market opportunity with limited therapeutic competition Large volume bone marrow injections showing effectiveness Strategy Controlled lead trials to determine effect of TRCs on ischemic vasculature Expand trials to establish method of use for therapeutic benefit Targeting as a registration trial Peripheral Arterial Disease (Critical Limb Ischemia Indication)

Limb Ischemia Effect of Large Volume Bone Marrow Sources: Lancet 360: 427-435, 2002 (left panel) Eur J. Vasc Endovasc Surg 00, 1-3, 2002 (right panel)

TRC Clinical Trial - Peripheral Vascular Phase I/II single-center randomized trial initiated in EU (Q4 CY2005) 25 patients with severe diabetic limb ischemia 5 patients per arm of study Controls are both bone marrow and standard of care Intramuscular or intra-arterial routes of administration U.S. Phase I/II multi-center protocol under development Critical Limb Ischemia Indication in Diabetic Patients

Targeted Milestones Initiate Phase I/II osteonecrosis clinical trial Initiate Phase I/II multi-center spine fusion clinical trial Report additional interim and final patient data from multi- center U.S. fracture clinical trial Announce target indication for registration trial for bone regeneration Initiate Phase I/II multi-center critical limb ischemia clinical trial Initiate Phase I/II cardiac clinical trial

Aastrom Balance Sheet Data (March 31, 2006 - Proforma *) Cash and Investments $ 46,200,000 Total Assets $ 48,000,000 Debt $ -0- Shareholders' Equity $ 46,300,000 Average Cash Usage Per Month $ 1,200,000 * Per Aastrom Biosciences, Inc. 3rd Q FY2006 Form 10-Q, as filed with the SEC; includes net proceeds of ~$24 million from equity financing completed in April 2006

Aastrom Opportunity TRCs are unique as an expanded autologous tissue product with solid tissue, blood vessel and blood cell regeneration capability Positive clinical results reported for safety and tissue regeneration Proprietary therapeutic product pipeline for a variety of treatment and prevention indications Automated, proprietary manufacturing platform enables reliable, commercial-scale cell production Active clinical trials designed to enable short-term assessment of results

Capturing the Therapeutic Potential of Bone Marrow Stem Cells Thank you! (Nasdaq:ASTM)